                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                                  March 9, 2004
                Date of Report (Date of earliest event reported)

                                  GenoMed, Inc.
             (Exact name of registrant as specified in its charter)

      Florida                      000-49720                     43-1916702
  (State or other          (Commission File Number)            (IRS Employer
  jurisdiction of                                            Identification No.)
   incorporation)

               909 South Taylor Avenue, St. Louis, Missouri 63110
                    (Address of principal executive offices)

                                 (314) 977-0115
                           (Issuer's telephone number)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events

In accordance with the terms of a January 8, 2004 Stock Sale Agreement we have with Advanced Optics Electronics, Inc. ("Advanced Optics"), we completed the sale of 33,364,230 shares of our restricted common stock to Advanced Optics on
March 9, 2004 for the purchase price of $900,000, as detailed below.

Our agreement with Advanced Optics provides that Advanced Optics shall pay us the stock purchase price of $900,000 for restricted shares of our common stock, in accordance with the following formula:
(a) The quantity of Seller's Securities to be transferred to the Purchaser shall be calculated as Q = $900,000/.75CP), where: (i) Q is the total quantity of
Securities to be transferred by Seller to Purchaser (the "Quantity);
ii) $900,000 is the Purchase Price; iii) CP is Closing Price, namely the average bid price for the Seller's stock during the month prior to the Closing; and
iv) .75 is a multiplier to the Closing Price, effecting a twenty five percent
(25%) discount because the shares are restricted from sale for a period of 12 months;
(b) At Closing the Purchaser shall remit $300,000 to the Seller and the Seller shall transfer one third (33.33%) of the Quantity of (12-month restricted from sale) Common Stock to Purchaser, in the manner specified in this Agreement;
(c) Thirty (30) days following the date of Closing, the Purchaser shall remit an additional $300,000 to the Seller and the Seller shall transfer one third
(33.33%) of the Quantity of shares of (12-month restricted from sale) Common
Stock to Purchaser, in the manner specified in this agreement; and
(d) Sixty (60) days following the date of Closing, the Purchaser shall remit a final $300,000 to the Seller and the Seller shall transfer the remaining one third (33.33%) of the Quantity of shares of (12-month restricted from sale)
Common Stock to Purchaser.

In accordance with these terms, we received $300,000 each on January 8, 2004,
February 5, 2004, and March 9, 2004, for the sale of 33,364,230 shares of our restricted common stock to Advanced Optics. We issued these 33,364,230 shares, as follows: (a) 11,121,409 shares on January 9, 2004; (b) 11,121,411 shares on
February 6, 2004; and (c) 11,121,410 shares on March 11, 2004. In total we received $900,000 from Advanced Optics for the sale of 33,364,230 shares of our restricted common stock to that company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GenoMed, Inc.

/s/ David Moskowitz
David Moskowitz
President, Principal Executive Officer, Principal Financial Officer, and
Principal Accounting Officer

March 18, 2004